Exhibit 10.3

SEVENTH AMENDMENT TO
MASTER TRANSACTION AGREEMENT

This Seventh Amendment to Master Transaction Agreement (this “Amendment”), dated as of November 7, 2008 (the “Amendment Date”), by and among MXenergy Inc., a Delaware corporation (the “Counterparty”), MXenergy Holdings Inc. (the “Parent”) and certain Subsidiaries thereof, as guarantors (collectively, the “Guarantors”), and Société Générale, as hedge provider (the “Hedge Provider”).

PRELIMINARY STATEMENTS

A.                                   Reference is made to each of (i) the Master Transaction Agreement, dated as of August 1, 2006 (as amended by (A) the First Amendment to Master Transaction Agreement dated as of April 6, 2007, (B) the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, (C) the Third Amendment to Master Transaction Agreement dated as of May 12, 2008, (D) the Fourth Amendment to Master Transaction Agreement dated as of July 31, 2008, (E) the Fifth Amendment to Master Transaction Agreement dated as of September 30, 2008, and (F) the Sixth Amendment to Master Transaction Agreement dated as of November 4, 2008 (the “Sixth Amendment”) (the original Master Transaction Agreement, as amended through the Sixth Amendment, being  herein referred to as the “Master Transaction Agreement”), among the Counterparty, the Guarantors and the Hedge Provider, (ii) the ISDA Master Agreement (as defined in the Master Transaction Agreement and amended to date), and (iii) the Credit Agreement (as defined in the Master Transaction Agreement and amended to date);

B.                                     The Counterparty and the Guarantors have requested that the Counterparty amend the Master Transaction Agreement and the ISDA Master Agreement to defer certain payments and agree to release certain collateral in order to permit the Counterparty and its affiliates to modify its financing under the Credit Agreement and to allow time for the Counterparty and its affiliates to  explore a possible sale, merger or other infusion of equity;

C.                                     The Hedge Provider is willing to amend the Master Transaction Agreement on the terms and conditions set forth herein; and

D.                                    The Hedge Provider and the Counterparty have agreed to certain other matters relating to the foregoing as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.                                            Definitions.  Unless otherwise specifically provided herein, capitalized terms used but not defined herein shall have the meanings specified in the Master Transaction Agreement or in the ISDA Master Agreement (as applicable).

Section 2.                                            Amendments to Master Transaction Agreement.  The Master Transaction Agreement is hereby amended, effective as of the Amendment Date, as follows:

(a)                                  The definition of “Applicable Hedging Transaction Spread” is hereby amended to mean with respect to any Natural Gas Hedging Transaction entered into on or after the Amendment Date, the execution/credit spread, expressed in cents per MMBtu set forth opposite the applicable term to maturity below:

Months	Nymex Cents / MMBtu	Basis Cents / MMBtu
0-6 Months	2.00	0.50
7-18 Months	3.00	1.00

(b)                                 The following definition of “Bridge Financing” is hereby added, to mean a combination of at least $10,000,000 in the aggregate in unsecured loans and/or a non-voting, first-in, last-out tranche of the Revolving Commitments (as defined in the Credit Agreement) from one or more of the holders of the equity interests in the Parent that satisfies the requirements of the Lenders.

(c)                                  The definition of “Deferred Payment Date” (as defined in the Sixth Amendment) is hereby amended to mean the earlier of (i) November 19, 2008, or (ii) the date of closing of the Bridge Financing (rather than November 15, 2008), such that each Specified Payment, together with interest thereon as provided in the Sixth Amendment, shall be payable in full on such deferred date.

(d)                                 The definition of “First Lien Negative Covenants” is hereby amended to refer to the negative covenants and financial covenants set forth in Article VI of the Credit Agreement, as amended through the Amendment Date (rather than the Credit Agreement as in effect on the Closing Date).

(e)                                  The following definition of “Liquidity Event”  is hereby added, to mean: (i) a sale or merger of the Loan Parties (as defined in the Credit Agreement) that results in all of the Obligations (as defined in the Credit Agreement) being indefeasibly repaid and terminated in full, (ii) the indefeasible repayment and termination in full of all such Obligations, or (iii) an equity contribution into the Borrowers (as defined in the Credit Agreement) in an amount no less than $75,000,000, which shall be made on terms and conditions satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion.

(f)                                    The following definition of “Milestone” is hereby added:  the obligation of the Counterparty to satisfy each of the following requirements no later than the applicable dates set forth below:

(i)             December 15, 2008, the Counterparty shall retain an investment bank to obtain a Liquidity Event with respect to the Loan Parties (as defined in the Credit Agreement);

(ii)          December 31, 2008, the Counterparty shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders a plan for a proposed Liquidity Event acceptable to all of such parties that does not contemplate any financing from any of the Lenders;

(iii)  January 31, 2009, the Counterparty shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders an executed, non-binding letter of intent acceptable to all of such parties for a Liquidity Event that does not contemplate any financing from any of the Lenders;

(iii)       March 31, 2009, the Borrowers shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders an executed contract for a Liquidity Event acceptable to all of such parties; and

(iv)      May 31, 2009, a Liquidity Event shall be consummated.

(g)                                 Section 2.01 of the Master Transaction Agreement is hereby amended (i) to change the maximum maturity or expiration of each Natural Gas Hedging Transaction to June 30, 2010 (rather than a term not to exceed 39 months), and (ii) to add a requirement that all payment dates under each Natural Gas Hedging Transaction (other than basis swaps) be the third Business Day of each month.

(h)                                 Section 2.06(a) of the Master Transaction Agreement is hereby amended (i) to change the limit on Natural Gas Hedging Position Volumes in respect of all Natural Gas Hedging Transactions from time to time in effect between the Hedge Provider and the Counterparty (as determined by the Hedge Provider) to 25 Bcf (rather than 65 Bcf), and (ii) new Natural Gas Hedging Transactions may be entered into after March 31, 2009 only if the Counterparty or any successor to the existing Counterparty at such time is acceptable to the Hedge Provider in its sole discretion.

(i)                                     The provisions relating to NYMEX Put Options in Paragraph 6 of the Sixth Amendment are hereby amended to provide that (i) the Hedge Provider will sell, close out, liquidate, terminate or otherwise cancel, in whole, all NYMEX Put Options on the Amendment Date, at which time the Hedge Provider will calculate and provide to the Counterparty the amount of Counterparty NYMEX Put Option Termination Payment Obligations, and (ii) if and for so long as no Specified Event, and no Event of Default or Termination Event on the part of any Transaction Party has occurred and is continuing, the Counterparty shall pay and satisfy the Counterparty NYMEX Put Option Termination Payment Obligations in installments, in accordance with the following table (each payment date set forth below being a “Counterparty NYMEX Put Option Termination Payment Obligation Payment Date”), together with interest on each such Counterparty NYMEX Put Option Termination Payment Obligation determined at the Non-Default Rate from (and including) the related NYMEX Put Option Termination Payment Date to (but excluding) the Counterparty NYMEX Put Option Termination Payment Obligation Payment Date:

Counterparty NYMEX Put Option Termination Payment Obligation Payment Date	Monthly Percentage Payable of Total Counterparty NYMEX Put Option Termination Payment Obligations
28-Nov-08	5%
31-Dec-08	7%
30-Jan-09	7%
27-Feb-09	7%
31-Mar-09	7%
30-Apr-09	23%
29-May-09	22%
30-Jun-09	22%

100%

(j)                                     The following Specified Events are hereby added to Section 7.01:

(i)                                     Failure of the Counterparty to receive the proceeds of the Bridge Financing by November 17, 2008 (or such later date as the Hedge Provider may approve).

(j)                                     Failure of the Counterparty to satisfy the requirements of any Milestone.

Section 3.                                            Conditions to Effectiveness.  This Amendment shall be effective on the date when the Hedge Provider shall have received each of the following, in form and substance satisfactory to the Hedge Provider (such date, the “Amendment Effective Date”):

(a)                                  counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(b)                                 counterparts of the Third Amendment to the ISDA Master Agreement, dated as of the Amendment Date, duly executed and delivered by the Counterparty and the Guarantors;

(c)                                  a copy of a fully executed commitment for the Bridge Financing;

(d)                                 evidence of corporate authority satisfactory to the Hedge Provider, which may include an opinion of outside counsel, regarding the authority of Counterparty and all Guarantors to execute and deliver this Amendment and the Third Amendment to ISDA Master Agreement and to fulfill their respective obligations hereunder and thereunder; and

(e)                                  evidence satisfactory to the Hedge Provider of any and all third party consents required in connection with this Amendment; and

(f)                                    evidence satisfactory to the Hedge Provider that the Counterparty has purchased natural gas put option contracts traded on the New York Mercantile Exchange to hedge market risk incurred by the Counterparty under and in connection with Natural Gas Hedging

Transactions between the Hedge Provider and the Counterparty, where the strike price is equal to the price deck used in the Counterparty’s November 4, 2008 Lender’s presentation under the “$1.50 Decrease in Nymex Price” scenario (with actual costs to be based on price and time of execution and payments settled monthly on a deferred basis, as estimated below in the following table):

Month	MX Swap Position (Contracts)	Put Strike	Expiry Date	Deferred Settlement Date
Dec08	306.00	4.93	21-Nov-08	2-Dec-08
Jan09	114.00	5.23	24-Dec-08	6-Jan-09
Feb09	144.00	5.30	27-Jan-09	4-Feb-09
Mar09	152.00	5.25	24-Feb-09	4-Mar-09

Total:	716.00

Section 4.                                            Release of Collateral.  On the Amendment Date, the Hedge Provider will execute and deliver in escrow, to be held until the Deferred Payment Date, the Amendment No.2 to Intercreditor Agreement, provided that such Amendment No.2 to Intercreditor Agreement will not become effective until (a) execution and delivery by all other parties thereto, and (b) Hedge Provider’s receipt of payment in full in immediately available funds on the Deferred Payment Date of all Specified Payments and accrued interest thereon.

Section 5.                                            Waiver and Release.  Without limiting any other term or provision of this Amendment or any other Transaction Document, each Transaction Party hereby voluntarily, knowingly, irrevocably, unconditionally, absolutely and permanently waives, releases, dismisses, cancels, terminates and forever discharges (collectively, the “Specified Releases”) the Hedge Provider, each of its Affiliates and each of its and their respective agents, officers, directors, managers, members, partners, employees, contractors, representatives, advisors, attorneys and agents, and each of their respective successors, assigns and representatives (each a “Released Party” and collectively, the “Released Parties”), from any and all claims, inferences, complaints, cross-complaints, filings, disputes, grievances, demands, duties, actions, causes of action, defenses, counterclaims, offset, damages, costs, expenses, liabilities, obligations, losses and similar items of any kind or character whatsoever, in each case whether known or unknown, anticipated or unanticipated, suspected or unsuspected, actual or contingent, express or implied, or conditional, direct or indirect, at law or in equity, or otherwise, irrespective of whether any of the foregoing arise out of contract, tort, violation of law or regulations, or otherwise (collectively, the “Released Items”):

(a)                                  with respect to any Released Items arising out of, from or in connection with the Master Transaction Agreement, any other Transaction Document, any Transaction, or any related matter, the Specified Releases shall apply to the Released Parties with respect to any and all Released Items now existing or arising or originating at any time prior to the Amendment Effective Date; and

(b)                                 with respect to any Released Items arising out of, from or in connection with any Specified Event of Default and any Financial Covenant Default, including the negotiation, preparation, execution, delivery or performance of this Amendment, the Specified Releases shall apply to the Released Parties with respect to any and all Released Items now existing or arising or originating at any time prior to or following the date hereof.

Section 6.                                            Representations and Warranties.  Each Transaction Party hereby jointly and severally represents and warrants to the Hedge Provider that, as of the Amendment Date and as of the Amendment Effective Date:

(a)                                  all representations and warranties of such Transaction Party contained in the Master Transaction Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b)                                 no Specified Event, and no Event of Default, Termination Event or Third Party Hedge Agreement Specified Event on the part of any Transaction Party, has occurred and is continuing;

(c)                                  no authorization, approval, consent, waiver or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by any Transaction Party of this Amendment;

(d)                                 this Amendment has been duly authorized by all necessary corporate or other organizational action of each Transaction Party and has been duly executed and delivered by each Transaction Party; and

(e)                                  this Amendment and the Master Transaction Agreement (as amended by this Amendment) constitutes a legal, valid and binding obligation of each Transaction Party, enforceable against each Transaction Party in accordance with its terms.

Section 7.                                            Consent of Guarantors; Confirmation of Guarantees and Transaction Documents.  Each Guarantor hereby consents to the execution, delivery and performance of this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Master Transaction Agreement and the terms and provisions of each other Transaction Document are, and each of the same shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 8.                                            Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 9.                                            Entire Agreement; Transaction Document.  Except to the extent specifically modified and amended by this Amendment, the Master Transaction Agreement shall remain in full force and effect and is hereby ratified and confirmed.  This Amendment, the Master Transaction Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.  This Amendment is and shall be deemed to be a Transaction Document in all respects and for all purposes.

Section 10.                                      Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 11.                                      Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12.                                      Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 13.                                      Legal Fees.  Counterparty and the Guarantors shall pay promptly upon request by the Hedge Provider, all legal fees incurred by the Hedge Provider in connection with this Amendment and the Third Amendment to the ISDA Master Agreement, which legal fees shall be deemed to be Obligations arising under the ISDA Master Agreement.

Section 14.                                      No Novation.  The parties intend that the execution and deliver of this Amendment and the Third Amendment to the ISDA Master Agreement shall not constitute a novation of either Agreement or any Transactions thereunder.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Date.

COUNTERPARTY:

MXENERGY INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

GUARANTORS:

MXENERGY ELECTRIC INC.
MXENERGY HOLDINGS INC.
ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

HEDGE PROVIDER:

SOCIÉTÉ GÉNÉRALE

/s/ Gonzague Bataille
Name: Gonzague Bataille
Title: Managing Director

Signature Page to Seventh Amendment to Master Transaction Agreement